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                                                                       EXHIBIT 5

                    [Jenkens & Gilchrist, P.C. Letterhead]

                               December 10, 1996


RAC Financial Group, Inc.
16901 Dallas Parkway
Suite 200
Dallas, Texas 75248

    Re:  Offering of Common Stock of RAC Financial Group, Inc. on Form S-1

Gentlemen:

    On November 8, 1996, RAC Financial Group, Inc., a Nevada corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Act"), and on December 10, 1996, the Company filed with the Securities and Exchange Commission Amendment No. 1 to the Registration Statement (as amended, the "Registration Statement") under the Act. Such Registration Statement relates to the sale by the selling stockholders named therein (the "Selling Stockholders") of an aggregate of 250,998 shares of the Company's common stock, par value $.01 per share (the "Shares"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

    In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Certificate of Incorporation and the bylaws of the Company, as amended, (ii) copies of resolutions of the Board of Directors of the Company authorizing the offering of the Shares, the preparation and filing of the Registration Statement and related matters, (iii) the Registration Statement, and all exhibits thereto, and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

    Based upon the foregoing examination, we are of the opinion that the Shares to be sold by the Selling Stockholders in the offering, as described in the Registration Statement, have been duly and validly authorized for issuance and the Shares, when sold by the Selling Shareholders in the manner and for the consideration stated in the Prospectus constituting a part of the Registration Statement, will be validly issued, fully paid and nonassessable.
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RAC Financial Group, Inc.
December 10, 1996
Page 2

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                             Respectfully submitted,

                             JENKENS & GILCHRIST,
                               a Professional Corporation



                             By:  /s/ Ronald J. Frappier
                                -------------------------
                                  Ronald J. Frappier
                                  Authorized Signatory